Exhibit 10.27


                              EMPLOYMENT AGREEMENT
                              --------------------


               This EMPLOYMENT AGREEMENT is entered into as of the 29th day of January, 2002, by and between Crossmann Communities, Inc., an Indiana corporation (the "Company") and Jennifer Holihen (the "Executive"), an individual resident in the State of Indiana.

                              W I T N E S S E T H:

               WHEREAS, the Company has entered into an Agreement and Plan of Merger with Beazer Homes USA, Inc. ("Parent") and its subsidiary Beazer Homes Investment Corp. ("Merger Sub") pursuant to which the Company will be merged with and into Merger Sub (the "Merger");

               WHEREAS, as a condition to the execution of the Agreement and Plan of Merger by Parent and Merger Sub, the Board of Directors of Parent (the "Board") has determined that it is in the best interests of it and its stockholders to assure that the Merger Sub will have the continued dedication of the Executive, notwithstanding the occurrence of the Merger, and the Company has agreed to enter into this agreement to ensure the employment of Executive by the Company prior to the Merger and by Merger Sub after the Merger upon the terms set forth herein; and

               WHEREAS, all references to the Company herein for any period of time following the Merger shall be deemed references to Merger Sub as the survivor of the Merger with the Company.

               NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the Company and Executive hereby agree as follows:

               1. Employment.

               1.1 Employment and Duties. The Company hereby agrees to employ Executive effective upon the Merger for the Term (as hereinafter defined) as its Regional Vice President, subject to the direction of the COO of Parent and the Regional President of the Company and, in connection therewith, to perform such duties as he/she shall reasonably be directed by the COO or Regional President to perform. In performing such duties hereunder, Executive shall comply with the policies and procedures as adopted from time to time by the Board, shall give the Company the benefit of his/her special knowledge, skills, contacts and business experience, shall perform his/her duties and carry out his/her responsibilities hereunder in a diligent manner, and shall devote all of his/her business time, attention, ability and energy exclusively to the performance of


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his/her duties and responsibilities hereunder; provided, however, that Executive may, with the approval of the COO of Parent or the Regional President of the Company from time to time, serve, or continue to serve, on the board of directors of, and hold any other offices or positions in, companies or organizations, which, in the such officer's reasonable judgment, will not present any conflict of interest with the Company or any of its affiliates or divisions, or materially adversely affect the performance of Executive's duties pursuant to this Agreement. Executive hereby accepts such employment and agrees to render such services.

               1.2 Location. The principal location for performance of Executive's services hereunder shall be at the offices of the Company which are currently located in Indianapolis, Indiana, subject to reasonable travel requirements during the course of such performance. Except for such reasonable travel requirements, Executive shall not be required to perform the services described herein at a location more than a 35-mile radius from the current Company officers in Indianapolis.

               2. Employment Term.

               2.1 Term. The term of Executive's employment hereunder (the "Term") shall commence effective as of the date hereof and shall end 12 months after the closing of the Merger. Upon expiration of the Term, Executive's employment with the Company shall be as an employee at will, subject to the employment policies and practices of the Company and of Parent.

               3. Compensation and Benefits.

               3.1 Cash Compensation.

                    (1) Base Salary. In consideration of Executive's services hereunder the Company shall pay Executive an aggregate base salary at an annualized rate, effective as of the date hereof (until adjusted as provided below), of $175,000, payable, in each case, in such nearly equal installments as may be customary for executive officers employed by the Company (but not less frequently than monthly) or as may otherwise be agreed to between the Company and Executive, in arrears (the "Base Salary"). The Base Salary for each year shall be prorated according to the number of days in such year during which this



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Agreement  is in  effect.  Commencing  October  1,  2002 and on each  October  1 thereafter, the Base Salary may be adjusted (upward or downward) by the Compensation Committee of the Board, taking into consideration Executive's performance, general cost of living increases, the salaries provided by comparable businesses, the financial condition of the Company and other similar matters; provided, however, that any downward adjustment of the Base Salary at October 1, 2002, shall not take effect until the end of the Term.

                    (2) Bonuses; Stock Incentive Plans.

                         (a)  Executive  will be  entitled to a bonus of $50,000
payable on the first pay period after the twelve-month anniversary of the effective date of the Merger so long as Executive is still employed by the Company as of such anniversary (the "Stay Bonus").

                         (b) In addition to the Stay Bonus,  Executive  shall be
entitled to an annual performance bonus, the terms and performance goals for which are set forth on Schedule A hereto, in a maximum amount equal to 1.0 times the Base Salary; provided that for calendar year 2002 notwithstanding such performance criteria, Executive shall receive a bonus pursuant to this Section 3.1(2)(b) in an amount of at least $150,000. Such performance bonus shall be payable within a reasonable time after the end of calendar 2002 and in accordance with the terms set forth on Schedule A; provided that the guaranteed portion of such bonus shall be paid on or before December 30, 2002. The parties hereto hereby agree to negotiate in good faith to complete Schedule A within 30 days of the execution date of this Agreement. Upon completion of Schedule A, an initialed copy thereof shall be attached to this Agreement.

                         (c) Executive  will be eligible to  participate  in the
Company's bonus and stock incentive plans (including, without limitation, the Company's 1999 Stock Incentive Plan) at the discretion of the Compensation Committee of the Board. The amount and terms of, and the targets, conditions and restrictions applicable to each bonus or other incentive award shall be subject to the provisions of any such plan and of the applicable award letter duly executed and delivered by the Company.

               3.2  Participation  in Benefit  Plans.  The payments  provided in
Section 3 hereof are in addition to any benefits to which Executive may be, or may become, entitled under any benefit plan or program of the Company or Parent for which key executives are or shall become eligible, including, without limitation, pension, 401(k), life and disability insurance benefits and/or plans. Further, Executive shall be eligible to receive during the period of his/her employment under this Agreement, all benefits and emoluments for which executives are eligible under every such plan or program to the extent permissible under the general terms and provisions of such plans or programs and in accordance with the provisions thereof. Executive's years of service with the Company or a Company subsidiary prior to the Merger will be given full credit in determining Executive's eligibility to participate and level of participation in any of the benefit plans or programs of the Company or Parent following the Merger.



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               3.3  Vacation.  Effective  upon the  Merger,  Executive  shall be subject to the vacation policy outlined in the Parent Employee Handbook. Vacation may be taken at times which do not unreasonably interfere with the performance of Executive's duties hereunder. Executive's years of service with the Company or any Company subsidiary prior to the Merger will be given full credit in determining Executive's level of permitted vacation following the Merger. Any unused vacation time, including any unused vacation time accrued by Executive while employed at Crossmann, shall be subject to accumulation or forfeiture in accordance with Company policy as in effect from time to time.

               3.4 Expenses. The Company will pay or reimburse Executive for all reasonable and necessary out-of-pocket expenses incurred by him or her in the performance of his/her duties under this Agreement. Executive shall keep detailed and accurate records of expenses incurred in connection with the performance of his/her duties hereunder and reimbursement therefor shall be in accordance with policies and procedures to be established from time to time by the Board.

               3.5 Automobile/Automobile Allowance. During the Term, Executive shall be entitled to use of an automobile or automobile allowance upon terms substantially identical to Executive's existing arrangements with the Company prior to the Merger.

               4. Termination.

               4.1 General. In addition to the right of either party to terminate this Agreement pursuant to Section 2 hereof, the Company shall have right to terminate the employment of Executive as set forth in this Section 4.

               4.2 Termination for Cause. In addition to any other remedies which the Company may have at law or in equity, the COO of Parent or the Regional President of the Company may immediately terminate Executive's employment under this Agreement by giving Executive written notice of such termination (provided, however, that a termination described by (1) below shall require the concurrence of the CEO of Parent) upon or at any time following the occurrence of any of the following events, and each such termination shall constitute a termination for "cause":

                    (1) Any act or failure to act (or series or combination thereof) by Executive done with the intent to harm in any material respect the interests of the Company or any affiliate thereof;

                    (2) The commission by Executive of a felony, other than a Class D felony unless the restrictions imposed on Executive as a result of such Class D felony make performance of his or her job impossible or he or she fails to comply with any such restrictions imposed;



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                    (3)  The  perpetration  by  Executive  of an act  of  theft, embezzlement or common law fraud against the Company or any affiliate thereof;

                    (4) A grossly negligent act or failure to act (or series or combination thereof) by Executive detrimental in any material respect to the interests of the Company or any affiliate thereof;

                    (5) The material breach by Executive of his/her agreements or obligations under this Agreement; or

                    (6) The continued refusal to follow the written directives of the COO of Parent or the Regional President of the Company which are consistent with Executive's duties and responsibilities identified in Section
1.1 hereof; provided that Executive shall have the right to appeal any such directive he or she believes is not consistent with such duties and responsibilities to the CEO of Parent.

Upon the early termination of Executive's employment under this Agreement by the Company for "cause" the Company shall pay to Executive (i) an amount equal to Executive's Base Salary accrued through the effective date of termination at the rate in effect at the time notice of termination is given, payable at the time such payment is due; and (ii) at the time such payments are due, all other amounts to which Executive is entitled hereunder (including any bonus payment in respect of the fiscal year preceding the fiscal year in which this Agreement is so terminated, expense reimbursement amounts submitted prior to the effective date of termination or amounts under any benefit plan of the Company, but expressly excluding any bonus or other incentive payment (or portion thereof) in respect of the fiscal year in which this Agreement is so terminated or any fiscal year of the Company thereafter), and, upon payment of such amounts, the Company shall have no further obligation to Executive under this Agreement.

               4.3 Disability of Executive. Subject to applicable law, if Executive shall become ill or be injured or otherwise become disabled or incapacitated such that, in the opinion of the Board, he/she cannot fully carry out and perform his/her duties hereunder, and such disability or incapacity shall continue for a period of forty-five (45) consecutive days, the Board may, at any time thereafter, by giving Executive prior written notice, fully and finally terminate his/her employment under this Agreement. Termination under this Section 4.3 shall be effective as of the date provided in such notice, which date shall not be fewer than ninety (90) days after such notice is delivered to Executive or his/her representative, and the Company shall pay Executive his/her Base Salary accrued to the effective date of termination at the rate in effect at the time of such notice, payable at the time such payment is due. Upon payment of (i) such accrued Base Salary; and (ii) all other amounts



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to which Executive may be entitled hereunder, including, without limitation, (A)
subject to the terms of any such bonus or incentive award, any bonus or incentive payment to which the Executive would have been entitled pursuant to
Section 3.1(2) hereof (prorated for the period up to the effective date of termination), provided the targets and other conditions applicable thereto are met, (B) a pro rata portion of the guaranteed portion of the performance bonus set forth in Section 3.1(2)(b) hereof, (C) any expense reimbursement amounts submitted prior to the effective date of termination, and (D) any amounts under any other benefit plan of the Company, in any case at the time such payments would otherwise have become due and payable in the absence of such termination, and the Company shall have no further obligation to Executive under this Agreement.

               4.4 Death of Executive. This Agreement shall automatically terminate upon the death of Executive. Upon the early termination of this Agreement as a result of death, the Company shall pay Executive's estate: (i) an amount equal to Executive's Base Salary accrued through the effective date of termination at the rate in effect at the effective date of termination, payable at the time such payment is due; and (ii) all other amounts to which Executive is entitled hereunder, including, without limitation, (A) subject to the terms of any such bonus or incentive award, any bonus or incentive payment to which the Executive would have been entitled pursuant to Section 3.1(2) hereof (prorated for the period up to the effective date of termination), provided the targets and other conditions applicable thereto are met, (B) any expense reimbursement amounts submitted prior to the effective date of termination, and
(C) any amounts under any other benefit plan of the Company, in each case at the time such payments would otherwise have become due any payable in the absence of such termination, and the Company shall have no further obligations to Executive under this Agreement.

               4.5 Termination Not Otherwise Provided For. This Section 4.5 governs all terminations of Executive's employment hereunder which are not otherwise provided for in this Section 4 or Section 6 and expressly contemplates a termination of Executive without "cause" and a termination of Executive by the Company by reason of retirement. Except as otherwise provided in Section 4.2, 4.3, 4.4 or 6, Executive's employment under this Agreement may be terminated by giving Executive written notice thereof, effective as of the date provided in such notice. Upon such termination of the employment of Executive, the Company shall pay to Executive: (i) an amount equal to Executive's Base Salary payable for the remainder of the Term at the time such payments would otherwise have become due and payable in the absence of such termination at the rate in effect on the date of termination; and (ii) all other amounts to which Executive is entitled, including (A) subject to the terms of any such bonus or incentive award, any bonus or incentive payment to which the Executive would have been entitled pursuant to Section 3.1(2) hereof, provided the targets and other conditions applicable thereto are met, (B) a pro rata portion of the Stay Bonus set forth in Section 3.1(2)(a) hereof and the full guaranteed portion of the performance bonus set forth in Section 3.1(2)(b) hereof, (C) any expense reimbursement amounts submitted prior to the effective date of termination, and
(D) any amounts under any other benefit plan of the Company, in each case at the time such payments would otherwise have become due and payable in the absence of such termination, and the Company shall have no further obligations to Executive under this Agreement.


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               4.6  Termination  by  Executive.  Executive  may, with or without cause, terminate his/her employment under this Agreement by giving the Company at least ninety (90) days' prior written notice of such termination (which may be waived by the Company), and after the effective date of such termination, the Company shall have no further obligation to Executive under this Agreement, including, without limitation, no obligation to pay any pro-rata amount of any bonus or incentive payment in respect of the period up to the date of termination; provided that Executive shall be entitled to expense reimbursement amounts submitted prior to the effective date of termination, and payment of all bonuses or incentive payments attributable to the fiscal year preceding the year in which such termination occurs.

               5. Employment Covenants.

               5.1 Covenant Not to Compete. Executive recognizes and acknowledges that the Company is placing its confidence and trust in Executive. Executive, therefore, covenants and agrees that during the Applicable Non-Compete Period (as defined below) Executive shall not, either directly or indirectly, without the prior written consent of the Board:

                    (1) Engage in or carry on any business or in any way become associated with any business which is similar to or is in competition with the Business of the Company (as such term is used and defined herein). As used in this Section 5, the term "Business of the Company" shall mean the construction of residential homes for resale to consumers, the purchase of land (or options therefor) for development for single family homes for resale, the development of such land for single family homes for resale and shall further include any business in which the Company is actively engaged at any time during the Term;

                    (2) Solicit the business of any person or entity, on behalf of himself or any other person or entity, which is or has been at any time during the term of this Agreement a customer or supplier of the Company including, but not limited to, former or present customers or suppliers with whom Executive has had personal contact during, or by reason of, his/her relationship with the Company;

                    (3) Be or become an employee, agent, consultant, representative, director or officer of, or be otherwise in any manner associated with, any person, firm, corporation, association or other entity which is engaged in or is carrying on any business which is similar to or in competition with the Business of the Company;



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                    (4) Solicit for employment or employ any person  employed by the Company at any time during the twelve (12)-month period immediately preceding such solicitation or employment; or

                    (5) Be or become a shareholder, joint venturer, owner (in whole or in part), or partner, or be or become associated with or have any proprietary or financial interest in or of any firm, corporation, association or other entity which is engaged in or is carrying on any business which is similar to or in competition with the Business of the Company. Notwithstanding the proceeding sentence, passive equity investments by Executive of $100,000 or less in any entity or affiliated group of any entity which is engaged in or is carrying on any business which is similar to or in competition with the Business of the Company shall not be deemed to violate this Section 5.1.

Executive hereby recognizes and acknowledges that upon completion of the Merger the existing Business of the Company extends throughout the States of Georgia, Tennessee, South Carolina, North Carolina, Texas, California, Arizona, Nevada, Florida, Maryland, New Jersey, Pennsylvania, Virginia, Colorado, District of Columbia, Indiana, Ohio and Kentucky and prior to completion of the Merger extends throughout the States of Indiana, Ohio, Kentucky, North Carolina, South Carolina, and Tennessee and therefore agrees that the covenants not to compete contained in this Section 5.1 shall be applicable in and throughout such states as well as throughout such additional areas and states in which the Company may be (or has prepared written plans to be) doing business as of the date of termination of Executive's employment; provided, however, that in the event that Executive's employment under this Agreement is terminated pursuant to Section
4.5 or Section  4.6  hereof,  the  covenants  not to compete  contained  in this
Section 5.1 shall be applicable only throughout the states of Indiana, Ohio, Kentucky, North Carolina, South Carolina and Tennessee. Executive further warrants and represents that, because of his/her varied skill and abilities, he/she does not need to compete with the Business of the Company and that this Agreement will not prevent him/her from earning a livelihood and acknowledges that the restrictions contained in this Section 4.1 constitute reasonable protections for the Company.

     As used in this Section 4.1,  "Applicable  Non-Compete  Period" shall mean:
(a) unless and until the Executive's employment under this Agreement is terminated prior to the scheduled end of the Term, the period beginning on the execution date of this Agreement and ending on the date of the scheduled end of the Term; (b) if the Executive's employment under this Agreement is terminated pursuant to Section 4.2, Section 4.3 or Section 4.6 hereof or for any other reason (other than as set forth in clause (c) below), the period beginning on the execution date of this Agreement and ending on the date which is 180 days after scheduled end of the Term; and (c) if the Executive's employment under this Agreement is terminated pursuant to Section 4.5 hereof, the period beginning on the execution date of this Agreement and ending on the first to occur of (i) the date which is the three-month anniversary of the date of termination and (ii) the date of the scheduled end of the Term.



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               5.2  Trade  Secrets  and  Confidential   Information.   Executive
recognizes  and  acknowledges  that  certain  information   including,   without
limitation, information pertaining to the financial condition of the Company, its systems, methods of doing business, agreements with customers or suppliers or other aspects of the Business of the Company or which is sufficiently secret to derive economic value from not being disclosed ("Confidential Information") may be made available or otherwise come into the possession of Executive by reason of his/her employment with the Company. Accordingly, Executive agrees that he/she will not (either during or after the term of his/her employment with the Company) disclose any Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever or make use to his/her personal advantage or to the advantage of any third party, of any Confidential Information, without the prior written consent of the Board. Executive shall, upon termination of employment, return to the Company all documents, diskettes, electronic or digital storage devices or any other items
which   reflect   Confidential    Information    (including   copies   thereof).
Notwithstanding anything heretofore stated in this Section 5.2, Executive's obligations under this Section 5.2 shall not, after termination of Executive's employment with the Company, apply to information which has become generally available to the public without any action or omission of Executive.

               5.3 Records. All files, records, memoranda, documents, diskettes, electronic or digital storage devices or any other items regarding former, existing or prospective customers of the Company or relating in any manner whatsoever to Confidential Information or the Business of the Company (collectively, "Records"), whether prepared by Executive or otherwise coming into his/her possession, shall be the exclusive property of the Company. All Records shall be immediately placed in the physical possession of the Company upon the termination of Executive's employment with the Company, or at any other time specified by the Board. The retention and use by Executive of duplicates in any form of Records is prohibited after the Executive's employment with the Company.

               5.4 Breach. Executive hereby recognizes and acknowledges that irreparable injury or damage shall result to the Company in the event of a breach or threatened breach by Executive of any of the terms or provisions of this Section 5, and Executive therefore agrees that the Company shall be entitled to an injunction restraining Executive from engaging in any activity constituting such breach or threatened breach. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company at law or in equity for such breach or threatened breach, including but not limited to, the recovery of damages from Executive and, if Executive is an employee of the Company, the termination of his/her employment with the Company in accordance with the terms and provisions of this Agreement.



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               5.5 Survival.  Notwithstanding  the termination of the employment of  Executive or the  termination  of this  Agreement,  the  provisions  of this
Section 5 shall survive and be binding upon Executive unless a written agreement which specifically refers to the termination of the obligations and covenants of this Section 5 is executed by the Company.

               6. Successors; Assigns.

               6.1 This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

               6.2 The Company shall have the right to assign this Agreement and to delegate all of its rights, duties and obligations hereunder to any entity which controls the Company, which the Company controls or which may be the result of the merger, consolidation, acquisition or reorganization of the Company and another entity, including without limitation, the assignment or transfer of this Agreement upon the Merger to Merger Sub, which shall occur by operation of law. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

               6.3 The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

               7. Miscellaneous.

               7.1 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF INDIANA, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

               7.2 Any notices to be given hereunder by either party to the other may be effected by personal delivery in writing, via facsimile transmission or by mail, registered or certified, postage prepaid with return receipt requested. Notices shall be addressed to the parties as follows:



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

     If to the Company:   Beazer Homes USA, Inc.
                          5775 Peachtree Dunwoody Road
                          Suite B-200
                          Atlanta, Georgia 30342
                          Attn:  President
                          Facsimile:  404-250-3428

     If to the Executive: Jennifer Holihen
                          7619 Timber Springs Drive South
                          Fishers, Indianapolis 46038

Any party may change his/her or its address by written notice in accordance with this Section 7.2. Notices delivered personally shall be deemed communicated as of actual receipt; notices sent via facsimile transmission shall be deemed communicated as of receipt by the sender of written confirmation of transmission thereof; mailed notices shall be deemed communicated as of three (3) days after proper mailing.

               7.3 This Agreement supersedes any and all other prior or contemporaneous agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof and this Agreement contains all of the covenants and agreements between the parties with respect to employment of Executive by the Company. Upon the Merger all amounts payable to the Executive pursuant to the Change of Control Severance Benefits Agreement dated March 31, 1997, between the Company and the Executive shall be due and payable, notwithstanding Executive's failure to terminate employment with the Company pursuant thereto, and upon payment of such severance amount such agreement shall be deemed fully satisfied and shall be terminated and of no further force and effect.

               7.4 The failure of the Executive or the Company to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

               7.5 Except as otherwise provided in Section 7.6 hereof, no amendment or modification of this Agreement shall be deemed effective unless and until executed in writing by each party hereto.

               7.6 All agreements and covenants contained herein are severable and in the event any of them shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein. Should any court or other legally constituted authority determine that for any such agreement or covenant to be effective that it must be modified to limit its duration or scope, the parties hereto shall consider such agreement or covenant to be amended or modified with respect to duration and/or scope so as to comply with the orders of any such court or other legally constituted authority, and as to all other portions of such agreement or covenants they shall remain in full force and effect as originally written.

               7.7 All headings set forth in this Agreement are intended for convenience only pand shall not control or affect the meaning, construction or effect of this Agreement or of any of the provisions hereof.

               7.8 All controversies which may arise between the parties hereto including, but not limited to, those arising out of or related to this Agreement shall be determined by binding arbitration applying the laws of the State of Indiana as set forth in Section 7.1 hereof. Any arbitration pursuant to this Agreement shall be conducted in New York City before the American Arbitration Association in accordance with its arbitration rules. The arbitration shall be final and binding upon all the parties (so long as the award was not produced by corruption, fraud or undue means) and the arbitrator's award shall not be required to include factual findings or legal reasoning. Nothing in this Section
7.8 will prevent either party from resorting to judicial proceedings if interim injunctive relief under the laws of the State of New York from a court is necessary to prevent serious and irreparable injury to one of the parties.

               7.9 This Agreement may be executed via facsimile transmission signature and in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

               7.10 All matters to be determined by the Board pursuant to the terms of this Agreement shall be determined by the members of the Board or any duly authorized committee thereof.

               7.11 The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.


                            [signature page follows]

               IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the _____ day of ________, 2002.




                                           -------------------------------------
                                           Jennifer Holihen


                                           CROSSMANN COMMUNITIES, INC.


                                           -------------------------------------
                                           By:
                                           Its:






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